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Exhibit 23.1


                        ELLIOTT, DAVIS & COMPANY, L.L.C.
                          Certified Public Accountants







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We hereby consent to the incorporation by reference of our report dated July 8, 1999, relating to the financial statements of Greenville First Bancshares, Inc. in Amendment No. 3 to the Registration statement of Form SB-2 and Prospectus, and to the reference to our firm therein under the caption "Experts."




                                     /s/ Elliott, Davis & Company, L.L.P.
                                     -----------------------------------
                                     ELLIOTT, DAVIS & COMPANY, L.L.P.



Greenville, South Carolina

October 25, 1999




              INTERNATIONALLY - MOORE STEPHENS ELLIOTT DAVIS, LLC
                870 S. PLEASANTBURG DRIVE POST OFFICE BOX 6258
                     GREENVILLE, SOUTH CAROLINA 29606-6286
              TELEPHONE (864) 242-3370   TELEFAX (864) 232-7161